UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Invesco Exchange-Traded Fund Trust II

(Exact name of registrant as specified in its charter)

Massachusetts	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3500 Lacey Road, Suite 700 Downers Grove, IL	60515
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, par value $0.01 per share
Invesco S&P 500 QVM Multi-factor ETF	NYSE Arca, Inc.
Invesco S&P MidCap 400 QVM Multi-factor ETF	NYSE Arca, Inc.
Invesco S&P SmallCap 600 QVM Multi-factor ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-138490

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, $0.01 par value, of Invesco S&P 500 QVM Multi-factor ETF, Invesco S&P MidCap 400 QVM Multi-factor ETF, and Invesco S&P SmallCap 600 QVM Multi-factor ETF, each a series of Invesco Exchange-Traded Fund Trust II (the “Trust”), to be registered hereunder is set forth in the Post-Effective Amendment No. 782 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-138490; 811-21977) as filed with the Securities and Exchange Commission on June 25, 2021, which description is incorporated herein by reference.

Each series of the Trust to which this filing relates and its I.R.S. Employer Identification Number is as follows:

Series Name	EIN
Invesco S&P 500 QVM Multi-factor ETF	86-3769399
Invesco S&P MidCap 400 QVM Multi-factor ETF	86-7384698
Invesco S&P SmallCap 600 QVM Multi-factor ETF	86-3770170

ITEM 2. EXHIBITS.

1. The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a) to Post-Effective Amendment No. 7 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-138490; 811-21977), as filed with the Securities and Exchange Commission on September 18, 2007, as amended by Amendment No. 1, included as Exhibit (a)(1)(b) to Post-Effective Amendment No. 707 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-138490; 811-21977), as filed with the Securities and Exchange Commission on December 28, 2018.

2. The Trust’s Amended and Restated By-Laws are included as Exhibit (b) to Post-Effective Amendment No. 731 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-138490; 811-21977), as filed with the Securities and Exchange Commission on October 25, 2019.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 28, 2021

INVESCO EXCHANGE-TRADED FUND TRUST II

By:	/s/ Will McAllister
Name:	Will McAllister
Title:	Assistant Secretary